Exhibit 1.1

Execution Version

Orchid Island Capital, Inc.

7,600,000 SHARES OF COMMON STOCK ($0.01 PAR VALUE PER SHARE)

UNDERWRITING AGREEMENT

January 20, 2021

January 20, 2021

To the Manager named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Orchid Island Capital, Inc., a Maryland corporation (the “Company”), and its manager, Bimini Advisors, LLC, a Maryland limited liability company (“Bimini Advisors”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC is acting as manager (the “Manager”), the number of shares of the Company’s common stock ($0.01 par value per share) set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of shares of its common stock ($0.01 par value per share) set forth in Schedule I hereto (the “Option Shares”) if and to the extent that the Manager shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock ($0.01 par value per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Manager listed in Schedule I hereto, then the terms “Underwriters” and “Manager” shall mean you as the sole Underwriter.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Number 333- 236144), including a preliminary prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated February 10, 2020 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)     The Company met the requirements for use of Form S-3 under the Securities Act at the initial filing date of, and has prepared and filed with the Commission, the Registration Statement. The Company has met or will meet the requirements for use of Form S-3 under the Securities Act each time the Company amends or is deemed to amend the Registration Statement for the purposes of meeting the requirements of Section 10(a)(3) of the Securities Act. The Registration Statement, including any amendments thereto filed prior to the date of this Agreement, has been declared effective by the Commission. The Company shall file promptly after the date of this Agreement with the Commission the Prospectus relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus shall contain in all material respects all information required by the Securities Act, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date of this Agreement. The Registration Statement, on the date of this Agreement and at all times during which a prospectus (as such term is defined in the Securities Act) is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets, and the offer and sale of the Shares as contemplated hereby complies with, the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Registration Statement was not earlier than the date three years (or three years and 180 days, in the event a new registration statement has been filed pursuant to Rule 415(a)(6) as set forth in the following paragraph, but has not yet been declared effective by the Commission) before the date of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, or the Time of Sale Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the effective date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus or the Time of Sale Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus or the Time of Sale Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus or the Time of Sale Prospectus, as the case may be, deemed to be incorporated therein by reference.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement (including pursuant to Rule 415(a)(5)), the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, all references to “Basic Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective, and all references to the “Prospectus” and “Time of Sale Prospectus” shall be deemed to include the prospectus and prospectus relating to the Shares, including all documents incorporated therein by reference, included in such registration statement at the time it became effective or filed with the Commission as part of any such registration statement in accordance with Rule 424(b).

The Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus (together with any prospectus supplement thereto) complies and, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and does not include and, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto) (for purposes of this Agreement, the only information so furnished shall be the information in the sixth paragraph, fourteenth paragraph and the sixteenth paragraph under the heading “Underwriting,” in each case contained in the Registration Statement and the Prospectus (collectively, the “Underwriter Information”)) or (ii) that part of the Registration Statement (including any new registration statement filed pursuant to Section 2(a)(i) hereof) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act of 1939.

The Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Prospectus based upon and in conformity with the Underwriter Information.

The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus. Each free writing prospectus that, as of its issue date and as of the date hereof did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The Company has satisfied or will satisfy the conditions in Rule 433 of the Securities Act so as not to be required to file with the Commission any electronic road show.

(b)     BDO USA, LLP (“BDO”), whose report appears in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent certified public accountants with respect to the Company as required by the Securities Act and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, BDO has not during the periods covered by the financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

(c)     The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements included therein and the books and records of the Company.

(d)     Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the date of the most recent balance sheet of the Company reviewed or audited by BDO, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management, and (ii) there have been no significant changes in internal controls over financial reporting that have materially affected the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(e)     The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into the transactions contemplated by this Agreement. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company (a “Material Adverse Effect”). The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

(f)      The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(g)     The Shares have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of preemptive rights, rights of first refusal and similar rights pursuant to statute, contract or the Company’s charter or bylaws and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, free of any restriction upon the voting or transfer thereof pursuant to the Maryland General Corporation Law or the Company’s charter or bylaws or any agreement or instrument to which the Company is a party.

(h)     Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus or otherwise disclosed to the Underwriters in writing, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business, (iii) redeemed any shares of any class of its capital stock, or (iv) experienced an event that had a Material Adverse Effect.

(i)      The Company (i) is not in violation of its charter or bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)      This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Underwriters, will constitute a legal, valid and binding agreement of the Company that is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(k)     The Company does not own any real property. The Company has good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets and real and personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such leases or affecting or questioning the rights of the Company to be in the continued possession of the leased premises under such leases.

(l)      There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, individually or in the aggregate, have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)    Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(n)     The Company has timely filed all required federal, state, local and foreign tax returns through the date hereof, subject to permitted extensions, and has timely paid all taxes with respect to such periods, subject to permitted extensions, except in any case in which the failure to so file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, local or foreign or other taxing authority, outstanding against the assets, properties or business of the Company, except for such a tax lien for any tax, assessment, governmental or other similar charge which is not yet due and payable.

(o)     Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is accurate, (ii) has not had a material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (iii) has not had a change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

(p)     The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to information required to be disclosed by the Company in its periodic reports under the Exchange Act.

(q)     The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r)      The Company has taken all necessary actions to ensure that since the date of its initial public offering and at all times thereafter and after the date of the Registration Statement, the Company and its officers and directors, in their respective capacities as such, have been and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations promulgated thereunder.

(s)     No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained or made under the Securities Act, the rules of the New York Stock Exchange (“NYSE”), the rules of the Financial Industry Regulatory Authority (“FINRA”) and the state securities laws or the laws of any foreign jurisdiction.

(t)      Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there has not been any material adverse change in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company.

(u)     The Company’s operating policies described in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such policies is currently contemplated.

(v)     Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) the Company is in compliance in all material aspects with all statutes, rules and regulations (“Laws”) applicable to the Company, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Company possesses all required permits, consents, licenses, patents, franchises, certificates, clearances, approvals, authorizations and supplements or amendment thereto (“Authorizations”) required by any such applicable Law and such required Authorizations are valid and in full force and effect, and the Company is not in violation of any term of any such required Authorizations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) the Company has not received notice that the Internal Revenue Service or any other federal, state or other foreign governmental authority (“Governmental Authority”) has taken, is taking or intends to take action to limit, suspend, modify or revoke any such required Authorizations, or otherwise impair the rights of the holder of any such required Authorization, and neither the Company nor Bimini Advisors has any knowledge that any such Governmental Authority is considering such action or that any event has occurred that allows, or after notice or lapse of time would allow, any such limitation, suspension, modification or revocation, or other impairment of the rights of the holder of any such required Authorization, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and (iv) the Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any such applicable Laws or any such required Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(w)     The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and has no reason to believe that the conduct of its business will materially conflict with, and has not received any notice of any claim of a material conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to such rights, in each case that would be material to the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates, or otherwise violates any such rights of others, in each case that would be material to the Company.

(x)      Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company has not violated and is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or Governmental Authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(y)     (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”)) would have any liability (each a “Plan”) has been maintained, in all material respects, in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.

(z)      There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any such action prohibited by Section 402 of SOX.

(aa)    The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)   (i) None of the Company or, to the Company’s knowledge, any director, officer, agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject or the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

          (ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

          (iii) For the past five years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(cc)   All statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate in all material respects as of the respective dates that such data were first included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(dd)   The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that any expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for, and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(ee)   No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which is not so described.

(ff)    The Company has no employees.

(gg)  The Company has not been notified that any executive officer of the Company or any executive officer or key employee of Bimini Advisors, or any member of the investment team of the Company or Bimini Advisors plans to terminate his, her or their employment with his, her or their current employer. Neither the Company, Bimini Advisors nor any executive officer of the Company or executive officer or key employee of Bimini Advisors is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or Bimini Advisors as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh)  (i) None of the Company or, to the Company’s knowledge, any of its affiliates, directors, officers, agents or representatives, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Company will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ii)     Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or as contemplated by this Agreement, there are no (A) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company to the Underwriters with respect to the transactions contemplated hereby or (B) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect either Underwriters’ compensation in connection with the transactions contemplated hereby as determined by FINRA.

(jj)     The Company has elected to be subject to taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code. Commencing with its short taxable year ended December 31, 2013, the Company has been, and upon the sale of the Shares will continue to be, organized in conformity with the requirements for qualification and taxation as a REIT. The Company’s method of operation as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company operates in a manner that would permit it to qualify and be taxed as a REIT under the Code, and the Company has no intention of changing its proposed and current method of operation or engaging in activities which would cause it to fail to qualify or make economically undesirable its qualification as a REIT under the Code.

(kk)   The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus is accurate and presents fairly the matters referred to therein. The Company’s operating policies and investment guidelines described in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(ll)     Except with respect to the Underwriters in connection with the sale of the Shares, or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company has not (i) entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the date hereof, which arrangement or agreement provides for the receipt of any item of value by and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), the Underwriters and/or any related persons and (ii) paid any item of value or securities to any such person during such 180-day period.

(mm)   Neither Bimini Advisors nor, to the knowledge of the Company, any member, officer, employee, representative or agent of Bimini Advisors or any affiliates thereof is providing services to the Company, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(nn)   The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) the Company’s charter or bylaws, (ii) any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company’s properties or assets is subject, and (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), for contraventions that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)   The management agreement, dated as of February 20, 2013, between the Company and Bimini Advisors (the “Management Agreement”), has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(pp)   There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(qq)  (i) The Company uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software in all material respects; and (ii) the Company does not use or distribute and has not used or distributed any Open Source Software in any manner that requires or has required (A) the Company to permit reverse engineering of any software code or other technology owned by the Company or (B) any software code or other technology owned by the Company to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(rr)    (i) The Company has materially complied and is presently in material compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation that would reasonably be expected to have a Material Adverse Effect.

(ss)   The Company has taken all reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s business. Without limiting the foregoing, the Company has used reasonable efforts to establish and maintain, and has established, maintained, implemented and materially complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s business (“Breach”). The Company has no knowledge of a Breach of its information technology systems or Data used in connection with the operation of the Company’s business and the Company has not been notified of and has no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(tt)     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.       Representations and Warranties of Bimini Advisors. Bimini Advisors represents and warrants to, and agrees with, each of the Underwriters that:

(a)     The information regarding Bimini Advisors in the Registration Statement, the Time of Sale Prospectus and the Prospectus is true, correct and complete in all material respects. Bimini Advisors has no plan or intention to materially alter its investment policy with respect to the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(b)     Bimini Advisors has been duly organized and is validly existing and in good standing as limited liability company under the laws of the State of Maryland with full power and authority to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Bimini Advisors is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of Bimini Advisors (a “BA Material Adverse Effect”). Bimini Advisors has no subsidiaries and, with the exception of its relationship with the Company as the Company’s investment manager pursuant to the Management Agreement, does not own or control, directly or indirectly, any corporation, association or other entity.

(c)     Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Management Agreement, the investment allocation agreement among the Company, Bimini Advisors and Bimini Capital Management, Inc. entered into on February 20, 2013 and the overhead sharing agreement between Bimini Advisors and Bimini Capital Management, Inc. entered into on February 20, 2013, have not been amended or modified since originally executed by the parties thereto and each is in full force and effect, Bimini Advisors is not in breach of any provision of any such agreement and Bimini Advisors has not waived any obligation, duty or right of any party thereunder.

(d)     Bimini Advisors has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(e)     This Agreement has been duly authorized, executed and delivered by Bimini Advisors.

(f)      The execution and delivery by Bimini Advisors of, and the performance by Bimini Advisors of its obligations under, this Agreement will not contravene (i) its articles of organization or limited liability company operating agreement, (ii) any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), for any contraventions that would not, in the aggregate, reasonably be expected to have a BA Material Adverse Effect.

(g)     The Management Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, Bimini Advisors, enforceable against Bimini Advisors in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(h)     This Agreement constitutes a valid and legally binding agreement of Bimini Advisors, enforceable against Bimini Advisors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(i)      Except as otherwise stated therein, since the date as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no BA Material Adverse Effect.

(j)      No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the members of Bimini Advisors, is required for the execution, delivery and performance by Bimini Advisors of this Agreement and the consummation of the transactions contemplated hereby.

(k)     Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Bimini Advisors, threatened or contemplated to which Bimini Advisors or, to Bimini Advisors’ knowledge, any of its members or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body, or any self-regulatory organization or other non-governmental regulatory authority that would, in the aggregate, reasonably be expected to have a BA Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated by this Agreement.

(l)      Bimini Advisors has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Time of Sale Prospectus and the Prospectus and under this Agreement.

(m)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, Bimini Advisors has not been notified that any executive officer of the Company or any executive officer or key employee of Bimini Advisors, or any member of the investment teams of the Company or Bimini Advisors plan to terminate his, her or their employment with his, her or their current employer. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither Bimini Advisors nor any executive officer or key employee of Bimini Advisors is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or Bimini Advisors as described in the Management Agreement, the Time of Sale Prospectus and the Prospectus.

(n)     Bimini Advisors (i) is not in violation of its articles of organization or limited liability company operating agreement, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a BA Material Adverse Effect.

(o)     Bimini Advisors is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Time of Sale Prospectus and the Prospectus.

(p)     Neither Bimini Advisors nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Common Stock.

(q)     (i) None of Bimini Advisors or any of its affiliates, or any director, officer, or employee thereof, or, to Bimini Advisors’ knowledge, any agent or representative of Bimini Advisors or of any of its affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) Bimini Advisors and each of its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) Bimini Advisors will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(r)      The operations of Bimini Advisors are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including USA PATRIOT Act and the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Bimini Advisors with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Bimini Advisors, threatened.

(s)     (i) None of Bimini Advisors or, to the Bimini Advisors’ knowledge, any director, officer, employee, agent, affiliate or representative of Bimini Advisors, is an individual or entity (“BA Person”) that is, or is owned or controlled by one or more BA Persons that are:

(A) the subject or the target of Sanctions, or

(B) located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

          (ii) Bimini Advisors will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other BA Person:

(A) to fund or facilitate any activities or business of or with any BA Person or in any country or territory that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any BA Person (including any BA Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

          (iii) For the past five years, Bimini Advisors has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any BA Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

3.       Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Option Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Option Shares. The Manager may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. On each day, if any, that Option Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Manager may determine) that bears the same proportion to the total number of Option Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.       Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement have become effective as in the Manager’s judgment is advisable. The Company is further advised by the Manager that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5.       Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Manager. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Option Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by the Manager.

The Firm Shares and Option Shares shall be registered in such names and in such denominations as the Manager shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.       Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i)   no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

          (ii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities issued or guaranteed by the Company or Bimini Advisors by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

          (iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Time of Sale Prospectus that, in the Manager’s judgment, is material and adverse and that makes it, in the Manager’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)               (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, (A) to the effect that there has been no Material Adverse Effect, (B) to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above, (C) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and (D) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(ii) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the sole general partner of Bimini Advisors (A) to the effect that there has been no BA Material Adverse Effect, (B) to the effect that the representations and warranties of Bimini Advisors contained in this Agreement are true and correct as of the Closing Date and (C) that Bimini Advisors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)              The Underwriters shall have received on the Closing Date an opinion, negative assurance letter and a tax opinion of Vinson & Elkins L.L.P., outside counsel for the Company (“V&E”), dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibits A-1, A-2 and A-3 attached hereto.

(d)              The Underwriters shall have received on the Closing Date an opinion of Venable LLP, Maryland counsel for the Company (“Venable”), dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-4 attached hereto.

(e)              The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriters (“R&G”), dated the Closing Date, covering such matters as the Manager shall reasonably request. In giving such opinion, such counsel may rely upon the opinion of Venable as to all matters governed by the laws of the State of Maryland.

The opinions of V&E and Venable described in Sections 6(c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)               The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)              The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Manager and certain stockholders, officers and directors of the Company, set forth on Schedule III hereto, relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Manager on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)              The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to the Manager on the applicable Option Closing Date of the following:

(i)              a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b)(i) hereof remains true and correct as of such Option Closing Date;

(ii)             a certificate, dated the Option Closing Date and signed by an executive officer of the sole general partner of Bimini Advisors, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b)(ii) hereof remains true and correct as of such Option Closing Date;

(iii)            an opinion and negative assurance letter of V&E, outside counsel for the Company, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iv)            an opinion of Venable, Maryland counsel for the Company, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(v)             an opinion and negative assurance letter of R&G, counsel for the Underwriters, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(vi)            a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from BDO, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(vii)           such other documents as the Manager may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares to be sold on such Option Closing Date and other matters related to the issuance of such Option Shares.

7.                Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)              To furnish to the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

(b)              Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

(c)              To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects.

(d)              Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)              If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)               If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Shares may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)              To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request.

(h)              To make generally available to the Company’s security holders and to the Manager as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)               Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, neither the Company nor Bimini Advisors will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(j)               Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (provided that with respect to fees of counsel to the Underwriters, the amount reimbursed shall in no event exceed $5,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the FINRA (provided that with respect to fees of counsel to the Underwriters, the amount reimbursed shall in no event exceed $5,000), (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k)              If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(l)               If requested by the Manager, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(m)             The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(n)              The Company also covenants with each Underwriter that, without the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant, the settlement of a deferred stock unit or performance unit, or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, or (C) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

8.                Covenants of Bimini Advisors. Bimini Advisors covenants with each Underwriter and with the Company that, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required by the Securities Act to be delivered in connection with sales of the Shares, it shall notify the Underwriters and the Company of the occurrence of any BA Material Adverse Effect and Bimini Advisors will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any amendment or supplement to the Registration Statement, the Time of Sale Prospectus and the Prospectus so that, as so amended or supplemented, the same will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances existing at the time it is delivered to a purchaser) not misleading.

9.                Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.              Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)              Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to the Underwriter Information.

(c)              In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified person, or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 10(a), and by the Company, in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)              To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)              The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)               The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.              Termination. The Underwriters may terminate this Agreement by notice given by the Manager to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Manager’s judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in the Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.              Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.              Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, Bimini Advisors and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)              The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, Bimini Advisors or any other person, (ii) the Underwriters owe the Company and Bimini Advisors only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company or Bimini Advisors. The Company and Bimini Advisors waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.              Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.              Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its choice of law provisions.

17.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.              Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Manager at the address set forth in Schedule I hereto; and if to the Company and Bimini Advisors shall be delivered, mailed or sent to their respective addresses set forth in Schedule I hereto.

Very truly yours,

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
Name: Robert E. Cauley
Title: CEO

BIMINI ADVISORS, LLC

By:	/s/ Robert E. Cauley
Name: Robert E. Cauley
Title: CEO

Accepted as of the date hereof J.P. Morgan Securities LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.
By:	J.P. Morgan Securities LLC

By:	/s/ Michael Rhodes
Name:Michael Rhodes
Title: Vice President

SCHEDULE I

Manager:	J.P. Morgan Securities LLC
Registration Statement File No.:	333-236144
Time of Sale Prospectus	1. Prospectus dated February 10, 2020 relating to the Shelf Shares 2. Preliminary prospectus supplement dated January 20, 2021 relating to the Shares
Lock-up Restricted Period:	30 days
Title of Shares to be purchased:	Common Stock ($0.01 par value per share)
Number of Firm Shares:	7,600,000
Number of Option Shares	1,140,000
Purchase Price:	$5.20 a share
Public Offering Price	Variable
Closing Date and Time:	January 25, 2021 / 10:00 a.m. Eastern time
Closing Location:	Ropes & Gray LLP 1211 6th Avenue New York, NY 10036
Address for Notices to Underwriters:	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Fax: (212) 622-8353 Attention: Equity Syndicate Desk

I-1

Address for Notices to the Company and Bimini Advisors, LLC:

Orchid Island Capital, Inc.

3305 Flamingo Drive

Vero Beach, Florida 32963

Attention: Robert E. Cauley

Facsimile: (772) 231-8896

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

2200 Pennsylvania Avenue N.W.

Suite 500 West

Washington, D.C. 20037

Attention: S. Gregory Cope, Esq.

Facsimile: (202) 879-8916

I-2

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
J.P. Morgan Securities LLC	7,600,000
Total:	7,600,000

SCHEDULE III

List of Persons and Entities Subject to Lock-up

Name

Robert E. Cauley

George H. Haas, IV

W Coleman Bitting

Frank P. Filipps

Paula Morabito

Ava L. Parker

Bimini Advisors, LLC

Bimini Capital Management, Inc.